CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (“Agreement”) is entered into as of November 13, 2018, by and between SPHERE 3D CORP., a corporation incorporated under the laws of the Province of Ontario (“Sphere”), and FBC HOLDINGS S.A R.L. a société à responsabilité limitée incorporated under the laws of Luxembourg with R.C.S. number B.142.133 (“FBC”). Capitalized terms used but not defined herein have the meanings given to them in the Debenture (as defined below).

RECITALS

A.      Sphere entered into a Senior Secured Convertible Debenture dated as of December 1, 2014, and amended from time to time (the “Debenture”), with FBC with an aggregate principal and interest balance equal to $24,500,000.

B.      Sphere and FBC have agreed to convert $6,500,000 of the Debenture (the “Sphere Converted Debt”) into 6,500,000 Preferred Shares of Sphere (the “Sphere Conversion”).

AGREEMENT

NOW THEREFORE, Sphere and FBC, intending to be legally bound, and for mutual and valid consideration, agree as follows:

1.      CONVERSION OF DEBT

1.1      Effective upon receipt by FBC of the following documents, each in form and substance satisfactory to FBC (the date of such receipt being the “Effective Time”):

(a)      a certified copy of a resolution of the board of directors authorizing the number of Preferred Shares and the rights, privileges, restrictions and conditions attaching to the Preferred Shares;

(b)      a certified copy of the amended Articles of Amalgamation of Sphere creating “blank cheque” preferred shares and authorizing the terms of the Preferred Shares which have been filed with the Ontario Ministry of Government Services;

(c)      a certified copy of a resolution of the board of directors approving the issuance of 6,500,000 Preferred Shares to FBC and the form of share certificate for the Preferred Shares; and

(d)      a duly issued share certificate in respect of 6,500,000 Preferred Shares of Sphere, the Sphere Converted Debt will convert into 6,500,000 Preferred Shares of Sphere.

1.2      Effective upon the Effective Time, the Sphere Converted Debt shall, without any further action by Sphere, be canceled and neither Sphere, nor any subsidiary of it will have any obligation with respect to the Sphere Converted Debt.

1.3      Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall waive or be construed to waive any claim or potential claim which FBC may have against Sphere, Sphere 3D, Inc. and V3 Systems Holdings, Inc. (collectively, the “Sphere Parties”) in respect of any fraudulent acts or willful breach in connection with Sphere and/or certain former affiliates of Sphere granting certain security in favor of Opus Bank in November 2017.

1.4      Immediately following the Sphere Conversion, the Sphere Parties are hereby automatically released as obligors and guarantors under the Debenture and the Collateral Documents (as defined in the Debenture) and any liens or security interests granted by the Sphere Parties with respect to the Sphere Converted Debt shall automatically terminate and be released. Sphere and its designees shall be authorized, at the sole expense of Sphere, to file releases and termination statements of all personal property financing statements and other security interest recordations filed in favor of FBC with respect to the Sphere Converted Debt. Upon Sphere’s reasonable request from time to time, FBC shall execute and deliver such additional lien releases as may be necessary to effectively terminate any and all liens on and security interests in any collateral that was pledged by Sphere or any of its subsidiaries to secure the Sphere Converted Debt; provided, however, that any and all such additional lien releases shall be prepared by Sphere, reviewed and approved by FBC (such approval not to be unreasonably withheld, delayed or conditioned), and recorded by Sphere, all at Sphere’s sole cost and expense.

2.      MISCELLANEOUS PROVISIONS

2.1      Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the Province of Ontario (without giving effect to principles of conflicts of law).

2.2      Notices. All notices and other communications under this Agreement will be in writing and will be deemed to have been duly given and duly delivered when received by the intended recipient at the applicable address or e-mail address on file with Sphere.

2.3      Severability. In the event that any provision of this Agreement, or the application of such provision to any person or set of circumstances, will be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

2.4      Entire Agreement. This Agreement, the Debenture, and the documents contemplated thereby set forth the entire understanding of Sphere and FBC and supersedes all other agreements and understandings between Sphere and FBC relating to the subject matter of this Agreement.

2.

2.5      Amendments. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of (i) Sphere and (ii) FBC.

2.6      Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same document. This Agreement may be executed by facsimile, PDF or other electronic signatures.

[SIGNATURE PAGES FOLLOW]

3.

The undersigned have executed this CONVERSION AGREEMENT as of the date first above written.

SPHERE 3D CORPORATION

By:	/s/ Peter Tassiopoulous

Name: Peter Tassiopoulos
Title: President

Signature Page to Sphere Conversion Agreement

The undersigned have executed this CONVERSION AND AGREEMENT as of the date first above written.

FBC HOLDINGS S.Á R.L.

By: /s/ Trustmoore Luxembourg S.A.
Name: Trustmoore Luxembourg S.A.
Title: Manager A

By: /s/ Cyrus Capital Partners, LP
Name: Cyrus Capital Partners, LP
Title: Manager B

Signature Page to Sphere Conversion Agreement